Exhibit (h)(iii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg SK

                          AMENDMENT #1 TO EXHIBIT 1

CONTRACT

DATE                 INVESTMENT COMPANY
                       Portfolios
                        Classes

July 1, 1998         Riggs Funds

                       Riggs Prime Money Market Fund
                        Class R Shares
                        Class Y Shares

                       Riggs Small Company Stock Fund
                        Class B Shares
                        Class R Shares

                       Riggs Stock Fund
                        Class B Shares
                        Class R Shares

                      Riggs U.S. Treasury Money Market Fund

                        Class R Shares
                        Class Y Shares

                      Riggs U.S. Government Securities Fund

                        Class R Shares

Federated services company provides the following services:

                        Fund Accounting Services;
                        Administrative Services; and
                        Transfer Agency Services